FIFTH AMENDMENT TO SCHEDULE A

of

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 10th day of March, 2008 amends that certain administration agreement, dated as of July 1, 2006, as amended November 15, 2007 and whose Schedule A was amended on June 27, 2007, September 24, 2007, October 1, 2007 and January 31, 2008, between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and Phoenix Equity Planning Corporation, a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Administration Agreement is amended as follows:

1.	Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

PHOENIX EQUITY TRUST
PHOENIX INSIGHT FUNDS TRUST
PHOENIX INSTITUTIONAL MUTUAL FUNDS
PHOENIX OPPORTUNITIES TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

SCHEDULE A

(dated: March 10, 2008)

Phoenix Equity Trust
Phoenix All-Cap Growth Fund
Phoenix Balanced Fund
Phoenix Capital Growth Fund
Phoenix Growth & Income Fund
Phoenix Growth Opportunities Fund
Phoenix Income & Growth Fund
Phoenix Mid-Cap Growth Fund
Phoenix Mid-Cap Value Fund
Phoenix Quality Small-Cap Fund
Phoenix Small-Cap Growth Fund
Phoenix Small-Cap Sustainable Growth Fund
Phoenix Small-Cap Value Fund
Phoenix Small-Mid Cap Fund
Phoenix Strategic Growth Fund
Phoenix Value Opportunities Fund

Phoenix Insight Funds Trust
Phoenix Insight Balanced Fund
Phoenix Insight Bond Fund
Phoenix Insight Core Equity Fund
Phoenix Insight Emerging Markets Fund
Phoenix Insight Government Money Market Fund
Phoenix Insight High Yield Bond Fund
Phoenix Insight Index Fund
Phoenix Insight Intermediate Government Bond Fund
Phoenix Insight Intermediate Tax-Exempt Bond Fund
Phoenix Insight Money Market Fund
Phoenix Insight Short/Intermediate Bond Fund
Phoenix Insight Small-Cap Growth Fund
Phoenix Insight Small-Cap Opportunity Fund
Phoenix Insight Small-Cap Value Fund
Phoenix Insight Tax-Exempt Bond Fund
Phoenix Insight Tax-Exempt Money Market Fund
Phoenix Insight Value Equity Fund

Phoenix Institutional Mutual Funds
Phoenix Institutional Bond Fund
Phoenix Low-Duration Core Plus Bond Fund

Phoenix Opportunities Trust
Phoenix Bond Fund
Phoenix CA Tax-Exempt Bond Fund
Phoenix Core Bond Fund
Phoenix Diversifier PHOLIO
Phoenix Foreign Opportunities Fund
Phoenix Global Utilities Fund
Phoenix High Yield Fund
Phoenix International Real Estate Securities Fund
Phoenix International Strategies Fund
Phoenix Market Neutral Fund

Phoenix Money Market Fund
Phoenix Multi-Sector Fixed Income Fund
Phoenix Multi-Sector Short Term Bond Fund
Phoenix Real Estate Securities Fund
Phoenix Senior Floating Rate Fund
Phoenix Wealth Accumulator PHOLIO
Phoenix Wealth Builder PHOLIO
Phoenix Wealth Guardian PHOLIO
Phoenix Worldwide Strategies Fund

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